Exhibit 99.2
                          Ben & Jerry's Homemade, Inc.
                               30 Community Drive
                         South Burlington, Vermont 05403

                                  May 15, 2000

The Ben & Jerry's Foundation, Inc.
30 Community Drive
South Burlington, VT  05403

Ladies and Gentlemen:

     Reference is made to Article B Section 2 of Ben & Jerry's Homemade, Inc. (the "Company") Amended Articles of Association (the "Articles of Association").

     In connection with the Agreement and Plan of Merger, dated as of April 11, 2000, among Conopco, Inc., Vermont All Natural Expansion Company and the Company and the vote of the Board of Directors on April 11, 2000 to redeem all 900 shares of the Company's $1.20 Class A Preferred Stock (the "Shares") held by The Ben & Jerry's Foundation, Inc., you are hereby notified that all the Shares will be redeemed on May 16, 2000. The redemption price for each Share shall be $43.60.

     In order to receive payment of the redemption price, the stock certificate formerly representing the Shares must be surrendered for cancellation to Fran Rathke, Chief Financial Officer at the Company's headquarters at 30 Community Drive, South Burlington, Vermont.

                                                               Very truly yours,

                                                         /s/ Frances G. Rathke
                                                         -----------------------
                                                         Frances Rathke
                                                         Chief Financial Officer